FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ACQUIRE CONTAINER ASSETS OF GE SEACO AUSTRALIA PTY LTD FOR $18.4 MILLION
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Assets to be integrated with 86.2%-Owned Royal Wolf Trading, Australia’s Largest Storage Container Sales and Leasing Company

Pasadena, CA - November 14, 2007 - General Finance Corporation or (“GFN”) (AMEX: GFN, GFN.WS, and GFN.U), and Royal Wolf Trading Australia Pty Ltd (“Royal Wolf” or “RWA”), an 86.2% owned subsidiary that is the largest marketer and lessor of storage containers in Australia, today announced the signing of an agreement to acquire the dry and refrigerated container assets of GE SeaCo Australia Pty Ltd (“GE SeaCo”) for A$20.0 million (U.S. $18.4 million). The acquisition is expected to be accretive this fiscal year and is targeted to take place mid-November.

With this purchase, RWA will add more than 6300 containers, of which 4600 units are leased with 20-30 national accounts serving such industries as road & rail, moving and storage and logistics.

GE SeaCo is exiting the domestic container leasing market in Australia after 25 years through this transaction and the simultaneous sale of its tank container business. GE SeaCo’s domestic container business is believed to be the third largest in Australia with offices or 3rd party depots in every state, according to GE SeaCo.

While the segment of GE SeaCo being acquired has been cashflow positive every month this past year on an adjusted basis, the transaction is subject to trailing twelve month adjusted EBITDA as of September 30, 2007 being at least A$4MM, inclusive of the tank container assets that GFN is not acquiring (EBITDA is a non-GAAP measure, which is defined as earnings before interest expense, income taxes and depreciation and amortization). Some GE SeaCo employees are expected to join Royal Wolf, which will also assume several depot and agency contracts, including a third party sales agreement for intermodal containers from the GE SeaCo international fleet. The transaction will be financed by approximately A$12 million of bank financing and A$8 million of equity from GFN and Bison Capital Australia LP, which owns the remaining 13.8% interest in Royal Wolf.

“This transaction is a natural fit for Royal Wolf and continues our strategy of both organic and acquisition growth,” said Ronald Valenta, CEO of General Finance.

Bob Allan, Royal Wolf’s CEO, noted that the acquisition of GE SeaCo’s dry and refrigerated container business will also provide greater balance towards leasing revenues, including mid-sized customers that will fit well within the branch locations. Mr. Allan stated that “GE SeaCo has been a strong operator in the Australian market. We believe the increase in range and availability from the combined container fleets will be a real benefit to customers.” Royal Wolf was itself acquired by General Finance, formerly a special purpose acquisition company, in September 2007.

About General Finance Corporation

The Company’s 86.2%-owned subsidiary Royal Wolf, a privately held Australian company acquired in September 2007, through its principal subsidiary, Royal Wolf Trading Australia Pty Limited, is engaged in the sale and leasing of portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the proposed acquisition of certain assets of GE SeaCo and prospects of Royal Wolf following such acquisition. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in the Company’s revised definitive proxy statement with respect to the Company’s acquisition of Royal Wolf filed with the Securities and Exchange Commission on August 10, 2007 and Transition Report on Form 10-K for the six months ended June 30, 2007. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
For General Finance Corporation
John Johnson
Chief Operating Officer
(213) 706-0317
Or
Steven Anreder
212-532-3232
Steven.anreder@anreder.com